Exhibit 4(yy)
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
OFFICER’S CERTIFICATE
Creating the 3.624% Debentures, Series due February 10, 2034
Matthew R. Geoffroy, Assistant Treasurer of NextEra Energy Capital Holdings, Inc. (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999 between the Company and the Trustee, as amended (the “Indenture”), that:
1.    The securities to be issued under the Indenture in accordance with this certificate shall be designated “3.624% Debentures, Series due February 10, 2034” (referred to herein as the “Debentures of the Ninety-Second Series”) and shall be issued in substantially the form set forth as Exhibit A hereto.
2.    The Debentures of the Ninety-Second Series shall be issued by the Company in the initial aggregate principal amount of €650,000,000.00. Additional Debentures of the Ninety-Second Series, without limitation as to amount, having the same terms as the Outstanding Debentures of the Ninety-Second Series (except for the issue date of the additional Debentures of the Ninety-Second Series and, if applicable, the initial Interest Payment Date (as defined in Exhibit A hereto)) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then-Outstanding Debentures of the Ninety-Second Series. Any such additional Debentures of the Ninety-Second Series as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding Debentures of the Ninety-Second Series.
3.    The Debentures of the Ninety-Second Series shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means February 10, 2034.
4.    The Debentures of the Ninety-Second Series shall bear interest as provided in the form set forth as Exhibit A hereto.
5.    Each installment of interest on a Debenture of the Ninety-Second Series shall be payable as provided in the form set forth as Exhibit A hereto.
6.    Registration of the Debentures of the Ninety-Second Series, and registration of transfers and exchanges in respect of the Debentures of the Ninety-Second Series, may be effectuated at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the Debentures of the Ninety-Second Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the

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Company for such registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent (including any such office or agency and such agent specified in the two succeeding sentences). The Trustee will initially be the Security Registrar for the Debentures of the Ninety-Second Series. The Company has initially appointed The Bank of New York Mellon, London Branch, as its Paying Agent for the Debentures of the Ninety-Second Series.
7.    The Debentures of the Ninety-Second Series will be redeemable at the option of the Company prior to the Stated Maturity Date as provided in the form set forth as Exhibit A hereto. If less than all of the Debentures of the Ninety-Second Series are to be redeemed, the particular Debentures of the Ninety-Second Series to be redeemed shall be selected by the Security Registrar from the Outstanding Debentures of the Ninety-Second Series by lot.
8.    So long as all of the Debentures of the Ninety-Second Series are held by a securities depository in book-entry form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Ninety-Second Series shall be the close of business on the Business Day (as defined in Exhibit A hereto) immediately preceding such Interest Payment Date; provided, however, that if any of the Debentures of the Ninety-Second Series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date (whether or not a Business Day).
9.    If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Ninety-Second Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Ninety-Second Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Ninety-Second Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall

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be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency and setting forth the amount thereof; or
(B)    an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the Ninety-Second Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.
10.    The Debentures of the Ninety-Second Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Debentures of the Ninety-Second Series:
(A)    the failure of the Guarantee Agreement to be in full force and effect;
(B)    the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy,

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insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Debentures of the Ninety-Second Series, this certificate or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Ninety-Second Series within sixty (60) days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within thirty (30) days after the occurrence of such Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the Debentures of the Ninety-Second Series are then rated by those rating agencies, or, if the Debentures of the Ninety-Second Series are then rated by only one of those rating agencies, then such rating agency, or, if the Debentures of the Ninety-Second Series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Ninety-Second Series shall be investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
11.    With respect to the Debentures of the Ninety-Second Series, each of the following events shall be an additional Event of Default under the Indenture:
(A)    the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless
(i)    the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and
(ii)    immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; or

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(B)    the failure of the Company to redeem the Outstanding Debentures of the Ninety-Second Series if and as required by Paragraph 10 hereof.
12.    If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Ninety-Second Series pursuant to Paragraph 10 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Ninety-Second Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy the foregoing requirement. The provision of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt or deemed receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture.
13.    The Debentures of the Ninety-Second Series will be initially issued in global form registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System. The Debentures of the Ninety-Second Series in global form shall bear the depository legend in substantially the form set forth as Exhibit A hereto. The Debentures of the Ninety-Second Series in global form will contain restrictions on transfer, substantially as described in the form set forth as Exhibit A hereto.
14.    No service charge shall be made for the registration of transfer or exchange of the Debentures of the Ninety-Second Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange.
15.    The Company has reserved the right, without any consent, vote or other action by Holders of the Debentures of the Ninety-Second Series, or of any other series of Securities issued after December 1, 2021, to amend the Indenture as follows:
(A)    To amend the second sentence of Section 402 thereof to read as follows:
“The Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed.”
(B)    To amend the first sentence of Section 404 thereof to read as follows:

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“Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided in Section 106 to the Holders of the Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.”
16.    The Debentures of the Ninety-Second Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto.
17.    The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Ninety-Second Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.
18.    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
19.    In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.
20.    In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Ninety-Second Series requested in the accompanying Company Order No. 67 have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this 10th day of February, 2026 in Vail, Colorado.
    /s/ Matthew R. Geoffroy
Matthew R. Geoffroy
Assistant Treasurer

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    Exhibit A
[This certificate is held by The Bank of New York Mellon, London Branch (the “Common Depositary”), in custody for the benefit of the beneficial owners hereof. Transfers of this certificate shall be limited to transfers in whole, but not in part, to the Common Depositary or its nominee in custody or to a successor thereof or such successor’s nominee.]

No._______________    CUSIP No. _____________
    ISIN No. _______________
    Common Code __________

[FORM OF FACE OF DEBENTURE]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
3.624% DEBENTURES, SERIES DUE FEBRUARY 10, 2034
NEXTERA ENERGY CAPITAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to
, or registered assigns, the principal sum of ____________________ euros on February 10, 2034 (the “Stated Maturity Date”). The Company further promises to pay interest on the principal sum of this 3.624% Debenture, Series due February 10, 2034 (this “Security”) to the registered Holder hereof at the rate of 3.624% per annum, in like coin or currency, annually on February 10 of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for, such interest payments to commence on February 10, 2027. Each interest payment shall include interest accrued from the most-recently preceding Interest Payment Date to which interest has either been paid or duly provided for (except that (i) the interest payment which is due on February 10, 2027 shall include interest that has accrued from February 10, 2026, and (ii) if this Security is authenticated during the period that (A) follows any particular Regular Record Date (as defined below) but (B) precedes the next occurring Interest Payment Date, then the registered Holder hereof shall not be entitled to receive any interest payment with respect to this Security on such next occurring Interest Payment Date). No interest or other payment will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. In the event that an Interest Payment Date is not a Business Day (as defined below), then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and no interest will be paid or other payment made in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on an Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment, which shall be the close of business on the Business Day (for this purpose, a day on which Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, are open for business) immediately preceding such Interest Payment Date so long as all of the Securities of this series

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are held by a securities depository in book-entry form; provided that if any of the Securities of this series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date (whether or not a Business Day); and provided further that interest payable on the Stated Maturity Date or a Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
“Business Day” means a day other than a Saturday or Sunday, (i) which is not a day on which banks in the City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose at the office of The Bank of New York Mellon, London Branch (the “Paying Agent”) in London which will initially be the agency of the Company for such payments; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto. The amount of interest payable on this Security for any period will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Security (or February 10, 2026 if no interest has been paid on this Security), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.
Currency Conversion. All payments of principal, interest, premium, if any, or any Additional Amounts (as defined herein) in respect of the Securities of this series, including payments made upon any redemption pursuant to the terms of the Securities of this series, will be payable in euros. If euros are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities of this series will be made in U.S. dollars until euros are again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted by the Company into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the

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Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Securities of this series so made in U.S. dollars will not constitute a default under the Securities of such series or the Indenture.
In the event of an official redenomination of the euro, the obligations with respect to payments on the Securities of this series immediately following such redenomination shall be regarded as providing for the payment of that amount of euros representing the amount of such obligations immediately before such redenomination. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
All determinations referred to above made by the Company will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Securities of this series.
Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate, shall have the meanings specified in the Indenture or in the Officer’s Certificate.)
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in                                       .
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
By:_______________________________________

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
Dated:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON, as Trustee
By:_______________________________________
Authorized Signatory

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[FORM OF REVERSE OF DEBENTURE]
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on February 10, 2026 creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
The Securities of this series shall be redeemable at the option of the Company in whole at any time, or in part from time to time (each a “Redemption Date”), upon notice (the “Redemption Notice”) which is required by the Indenture to be mailed at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption, at the applicable price (each a “Redemption Price”) described below; provided, however, that the Company has reserved the right, without any consent, vote or other action by Holders of the Securities of this series, or of any other series of Securities issued after December 1, 2021, to amend the Indenture to provide that the Redemption Notice shall be given in the manner provided in the Indenture at least ten (10) days but not more than sixty (60) days prior to the date fixed for redemption.
Prior to November 10, 2033 (the “Par Call Date”) the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)    100% of the principal amount of the Security of this series to be redeemed and
(2)    an amount determined by the Quotation Agent (as defined below) equal to the sum of the present values of the remaining scheduled payments of principal, premium, if any, and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) of the Securities of this series to be redeemed to the Par Call Date discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined below)), plus 15 basis points in each case plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.
On or after the Par Call Date, the Company may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the

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principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an investment bank selected by the Company (the “Quotation Agent”), a German government bond whose maturity is closest to the Par Call Date or if such Quotation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as such Quotation Agent may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities of this series to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 A.M. (London time) on such Business Day as determined by the Quotation Agent selected by the Company.
If, at the time a Redemption Notice is given, the redemption moneys are not on deposit with the Paying Agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before a Redemption Date, the Tax Withholding Event Redemption Date (as defined below), the Substantial Repurchase Event Redemption Date (as defined below) or the Tax Credit Event Redemption Date (as defined below), as the case may be, and such Redemption Notice shall be of no force or effect unless such moneys are received.
Upon payment of the applicable Redemption Price as described herein, on and after the applicable Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.
If, as a result of a Tax Withholding Event (as defined below), the Company becomes or, based upon its receipt of a written opinion of counsel experienced in tax matters, there is a material probability that the Company will become, obligated to pay Additional Amounts with respect to the Securities of this series, then, in each such case, the Company may redeem at its option, upon a Redemption Notice, in whole but not in part, the Securities of this series at a redemption price equal to 100% of the principal amount thereof being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (the “Tax Withholding Event Redemption Date”).
The consummation of a redemption upon a Tax Withholding Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Tax Withholding Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

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“Tax Withholding Event” means:
*    any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties, that is enacted or effective on or after February 3, 2026;
*    an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after February 3, 2026; or
*    any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after February 3, 2026.
If the Company, the Guarantor or any subsidiary of the Company or the Guarantor has repurchased the Securities of this series equal to or in excess of 75% of the initial aggregate principal amount thereof (a “Substantial Repurchase Event”), then the Company may at its option, upon a Redemption Notice, at any time redeem the remaining Securities of this series in whole but not in part at a redemption price equal to 100% of the principal amount thereof being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (the “Substantial Repurchase Event Redemption Date”).
The consummation of a redemption upon a Substantial Repurchase Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Substantial Repurchase Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
If a Tax Credit Event (as defined below) occurs, then the Company may at its option redeem, upon a Redemption Notice, the Securities of this series, in whole but not in part at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (the “Tax Credit Event Redemption Date”). A Redemption Notice upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities of this series were issued and (b) six months from the date of issuance of the Securities of this series and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.
The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Tax Credit Event

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Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).
A “Tax Credit Event” occurs with respect to the Securities of this series if, in the reasonable determination of the Company or the Guarantor (as defined below), there exists a material risk, due to the Securities of this series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that the Company or the Guarantor or any of their respective affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.
The Securities of this series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Securities of this series:
(A)    the failure of the Guarantee Agreement to be in full force and effect;
(B)    the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian,

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receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Securities of this series, the Officer’s Certificate, or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities of this series within sixty (60) days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within thirty (30) days after the occurrence of such Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the Securities of this series are then rated by those rating agencies, or, if the Securities of this series are then rated by only one of those rating agencies, then such rating agency, or, if the Securities of this series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities of this series shall be investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
If a Guarantor Event occurs and the Company is not required to redeem the Securities of this series pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities of this series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy the foregoing requirement.
Additional Amounts. All payments of principal, interest, and premium, if any, in respect of the Securities of this series will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by the United States (as defined below) or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event such withholding or deduction of Taxes is required by law, the Company will, subject to the exceptions and limitations described below, pay such additional amounts (“Additional Amounts”) on the Securities of this series as will result in the receipt by each beneficial owner of the Securities of this series that is not a U.S. Person of such amounts (after all such withholding or deduction, including any Tax imposed on any Additional Amounts so paid) as would have been received by such beneficial owner had no such withholding or deduction been required. The Company will not be required, however, to make any payment of Additional Amounts for or on account of:

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(1)    any Taxes that would not have been imposed, withheld or deducted but for:
(a)    the existence of any present or former connection (other than a connection arising solely from the ownership of the Securities of this series or the receipt of payments in respect of the Securities of this series) between a holder of the Securities of this series (or the beneficial owner for whose benefit such holder holds such Securities of this series), or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, such holder or beneficial owner (if that holder or beneficial owner is an estate, trust, a limited liability company, partnership, corporation or similar entity) and the United States, including, without limitation, such holder or beneficial owner, or such fiduciary, settlor, beneficiary, member, shareholder, other equity owner or possessor, (i) being or having been (or being treated as or having been treated as) a citizen or resident or treated as a resident of the United States, (ii) being or having been engaged in trade or business or present in the United States or (iii) having or having had (or being treated as having or being treated as having had) a permanent establishment in the United States or having been incorporated therein;
(b)    the presentation of a Security of this series for payment on a date more than 10 days after the later of (i) the date on which such payment became due and payable and (ii) the date on which payment is duly provided for; or
(c)    the failure of a beneficial owner or any holder of the Securities of this series to comply with any applicable certification, information, documentation or other reporting requirement requested by the Company or its agents concerning the nationality, residence, identity or connections with the United States of such beneficial owner or holder of the Securities of this series or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide an applicable Internal Revenue Service Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);
(2)    any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar Taxes;
(3)    any Taxes imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
(4)    any Taxes which are payable by any method other than by withholding or deducting from payment of principal of or premium, if any, or interest on such Securities of this series;

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(5)    any Taxes required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on, or the redemption price for, any Securities of this series if such payment can be made without withholding by at least one other paying agent;
(6)    any Taxes imposed, withheld or deducted on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), (2) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code;
(7)    any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;
(8)    any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any current or future regulations, official interpretations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
(9)    any Taxes that are payable by a holder that is not the beneficial owner of the Securities of this series, or a portion of the Securities of this series, or that is a fiduciary, partnership, limited liability company or other similar entity, to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor, fiduciary or member received directly its beneficial or distributive share of the payment; or
(10)    any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9) above.
As used with respect to the payment of Additional Amounts, the term “United States” means the United States of America, the states thereof (including the District of Columbia) and any other political subdivision, territory or possession thereof, or taxing authority thereof or therein affecting taxation; and the term “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia) (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

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The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this

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series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

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